Exhibit 99.1

SemGroup Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 31, 2016, SemGroup Corporation (“SemGroup”) announced an agreement under which SemGroup will acquire all of the outstanding common units of Rose Rock Midstream, L.P. (“Rose Rock”) not already owned by SemGroup in an all stock-for-unit transaction at a ratio of 0.8136 SemGroup common shares per Rose Rock common unit (the “Transaction”).

The accompanying unaudited pro forma condensed consolidated financial statements of SemGroup have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the Transaction as if it had occurred on March 31, 2016. The accompanying unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) for the three months ended March 31, 2016 and the year ended December 31, 2015, reflect the Transaction as if it had occurred on January 1, 2015. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma condensed consolidated financial statements refer to SemGroup and its subsidiaries.

These unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2016 and our annual report on Form 10-K for the year ended December 31, 2015. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.

These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations or financial position would have been if the Transaction had occurred on the dates assumed, nor are they necessarily indicative of our future operating results or financial position. However, the pro forma adjustments shown in these unaudited pro forma condensed consolidated financial statements reflect estimates and assumptions that we believe to be reasonable.

SEMGROUP CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of March 31, 2016

(in thousands)

	As of March 31, 2016
	Historical	Pro Forma adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$72,489	$—		$72,489
Accounts receivable, net	288,838	—		288,838
Receivable from affiliates	3,677	—		3,677
Inventories	65,344	—		65,344
Other current assets	18,754	—		18,754

Total current assets	449,102	—		449,102

Property, plant and equipment, net	1,629,751	—		1,629,751
Equity method investments	503,914	—		503,914
Goodwill	35,008	—		35,008
Other intangible assets, net	159,496	—		159,496
Other noncurrent assets	24,561	—		24,561

Total assets	$2,801,832	$—		$2,801,832

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$215,751	$8,000	(b)	$223,751
Payable to affiliates	3,407	—		3,407
Accrued liabilities	85,688	—		85,688
Other current liabilities	11,880	—		11,880

Total current liabilities	316,726	8,000		324,726

Long-term debt, net	1,122,588	—		1,122,588
Deferred income taxes	180,599	(3,029	) (b)	61,119
		(116,451	) (a)
Other noncurrent liabilities	23,551	—		23,551
Commitments and contingencies
SemGroup owners’ equity:
Common stock, $0.01 par value	441	131	(c)	572
Additional paid-in capital	1,200,744	79,403	(c)	1,391,627
		(4,971	) (b)
		116,451	(a)
Treasury stock, at cost	(6,400)	—		(6,400)
Accumulated deficit	(53,280)	—		(53,280)
Accumulated other comprehensive loss	(62,671)	—		(62,671)

Total SemGroup Corporation owners’ equity	1,078,834	191,014		1,269,848

Noncontrolling interests in consolidated subsidiaries	79,534	(79,534	) (c)	—

Total owners’ equity	1,158,368	111,480		1,269,848

Total liabilities and owners’ equity	$2,801,832	$—		$2,801,832

SEMGROUP CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

Three Months Ended March 31, 2016

(in thousands, except per share amounts)

	Three Months Ended March 31, 2016
	Historical	Pro Forma adjustments		Pro Forma
Revenues:
Product	$236,896	$—		$236,896
Service	64,073	—		64,073
Other	13,882	—		13,882

Total revenues	314,851	—		314,851
Expenses:				—
Costs of products sold, exclusive of depreciation and amortization shown below	196,947	—		196,947
Operating	50,192	—		50,192
General and administrative	21,060	—		21,060
Depreciation and amortization	24,047	—		24,047
Loss on disposal or impairment, net	13,307	—		13,307

Total expenses	305,553	—		305,553

Earnings from equity method investments	23,071	—		23,071
Loss on issuance of common units by equity method investee	(41)	—		(41)

Operating income	32,328	—		32,328
Other expenses (income), net:				—
Interest expense	18,935	—		18,935
Foreign currency transaction loss	1,469	—		1,469
Loss on impairment of equity method investment	39,764	—		39,764
Other income, net	(187)	—		(187)

Total other expenses, net	59,981	—		59,981

Loss from continuing operations before income taxes	(27,653)	—		(27,653)
Income tax benefit	(21,407)	13,078	(d)	(8,329)

Loss from continuing operations	(6,246)	(13,078)		(19,324)
Loss from discontinued operations, net of income taxes	(2)	—		(2)

Net loss	(6,248)	(13,078)		(19,326)
Less: net income attributable to noncontrolling interests	9,020	(9,020	) (e)	—

Net loss attributable to SemGroup	$(15,268)	$(4,058)		$(19,326)

Net loss	$(6,248)	$(13,078)		$(19,326)
Other comprehensive loss, net of income taxes	(4,109)	—		(4,109)

Comprehensive loss	(10,357)	(13,078)		(23,435)
Less: comprehensive income attributable to noncontrolling interests	9,020	(9,020	) (e)	—

Comprehensive loss attributable to SemGroup	$(19,377)	$(4,058)		$(23,435)

Net loss attributable to SemGroup per common share
Basic	$(0.35)			$(0.34)
Diluted	$(0.35)			$(0.34)
Weighted average shares outstanding
Basic	43,870	13,120	(f)	56,990
Diluted	43,870	13,120	(f)	56,990

SEMGROUP CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2015

(in thousands, except per share amounts)

	Year Ended December 31, 2015
	Historical	Pro Forma adjustments		Pro Forma
Revenues:
Product	$1,118,886	$—		$1,118,886
Service	259,542	—		259,542
Other	76,666	—		76,666

Total revenues	1,455,094	—		1,455,094
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	979,549	—		979,549
Operating	224,443	—		224,443
General and administrative	97,366	—		97,366
Depreciation and amortization	100,882	—		100,882
Loss on disposal or impairment, net	11,472	—		11,472

Total expenses	1,413,712	—		1,413,712

Earnings from equity method investments	81,386	—		81,386
Gain on issuance of common units by equity method investee	6,385	—		6,385

Operating income	129,153	—		129,153
Other expenses (income):
Interest expense	69,675	—		69,675
Foreign currency transaction gain	(1,067)	—		(1,067)
Other income, net	(15,801)	—		(15,801)

Total other expenses, net	52,807	—		52,807

Income from continuing operations before income taxes	76,346	—		76,346
Income tax expense	33,530	4,731	(d)	38,261

Income from continuing operations	42,816	(4,731)		38,085
Loss from discontinued operations, net of income taxes	(4)	—		(4)

Net income	42,812	(4,731)		38,081
Less: net income attributable to noncontrolling interests	12,492	(12,492	) (e)	—

Net income attributable to SemGroup	$30,320	$7,761		$38,081

Net income	$42,812	$(4,731)		$38,081
Other comprehensive loss, net of income taxes	(31,421)	—		(31,421)

Comprehensive income	11,391	(4,731)		6,660
Less: comprehensive income attributable to noncontrolling interests	12,492	(12,492	) (e)	—

Comprehensive income (loss) attributable to SemGroup	$(1,101)	$7,761		$6,660

Net income attributable to SemGroup per common share
Basic	$0.69			$0.67
Diluted	$0.69			$0.67
Weighted average shares outstanding
Basic	43,787	13,120	(f)	56,907
Diluted	43,970	13,120	(f)	57,090

SEMGROUP CORPORATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of presentation

The Transaction will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810, Consolidation – Overall – Changes in a Parent’s Ownership Interest in a Subsidiary. SemGroup controls and consolidates Rose Rock prior to the Transaction and will retain control of Rose Rock subsequent to the Transaction. Therefore, the change in SemGroup’s ownership interest in Rose Rock will be accounted for as an equity transaction and no gain or loss will be recognized in SemGroup’s consolidated statements of operations and comprehensive income (loss) as a result of the Transaction.

2.	Pro forma adjustments

(a)	Reflects the estimated impact of deferred income taxes resulting from the Transaction using SemGroup’s statutory federal and state tax rate of 37.9%. The amount reflects a net adjustment of $116.5 million related to the effects of the change in ownership and the step-up in tax basis as a result of SemGroup’s acquisition of the publicly-held interests in Rose Rock. The deferred income tax adjustment is based on a SemGroup illustrative share price of $29.50. Actual amounts will be determined on the SemGroup share price as of the Transaction close date.

(b)	Reflects the expected $8 million cost of the Transaction for legal, advisory and other costs. As the Transaction is accounted for as an equity transaction, these costs will be recognized as an adjustment to additional paid-in capital, net of income tax benefit of approximately $3 million.

(c)	Reflects the issuance of approximately 13.1 million common shares of SemGroup for purchase of the noncontrolling interest in Rose Rock. The number of shares to be issued is estimated based on the agreed upon ratio of 0.8136 SemGroup common shares per Rose Rock common unit and the 16.1 million publicly-held Rose Rock common units issued and outstanding at March 31, 2016.

(d)	Reflects the additional income tax expense on the incremental income attributable to SemGroup as a result of the Transaction and the resultant impact of the change in the effective tax rate.

(e)	Reflects the additional net income attributable to SemGroup common shares had the Transaction occurred at January 1, 2015.

(f)	Reflects the additional outstanding common shares of SemGroup for the year ended December 31, 2015 and the three months ended March 31, 2016 had the Transaction occurred at January 1, 2015. Incremental shares were calculated as described at note (c), above. No additional dilutive shares were assumed related to unvested Rose Rock restricted unit compensation awards, which will be converted into unvested SemGroup restricted share compensation awards based on the agreed upon ratio of 0.8136, for the year ended December 31, 2015. Unvested equity compensation awards were antidilutive for the three months ended March 31, 2016 due to the net loss for that period.